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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated May 21, 1999 with respect to the financial statements of InnoMediaLogic (IML) Inc. included in the Form 8-K/A, dated on or about August 21, 2000, of Natural MicroSystems Corporation.

(signed) Rochon Legault
Chartered Accountants
Pierrefonds, Canada
May 21, 1999

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CONSENT OF INDEPENDENT AUDITORS